Exhibit 99.1

Name: FFC EXECUTIVE GP II, LLC
Address: c/o Ferrer Freeman & Company, LLC
         The Mill - 10 Glenville St
         Greenwich, CT  06831

Designated Filer: FFC EXECUTIVE PARTNERS II, L.P.

Issuer:  VOLCANO CORP
Issuer's Trading Symbol:  VOLC

Date of Event Requiring Statement:  June 14, 2006

By:      Name:  Carlos A. Ferrer
         Title: Managing Member


By:      /s/ Thomas A. Clayton                June 14, 2006
         ----------------------------         ------------------
         Name:  Thomas A. Clayton                  Date
         Title: Attorney-in-Fact